SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of May 8, 2013 (this “Agreement”), is made by and between Plug Power Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and Air Liquide Investissements d'Avenir et de Demonstration, a company incorporated under the laws of France (the “Purchaser”).

RECITALS

A.        The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act.

B.        The Purchaser desires to purchase, and the Company desires to sell, upon the terms and conditions stated in this Agreement, the Shares (as defined below) for a purchase price equal to the Aggregate Purchase Price (as defined below).

C.        The capitalized terms used herein and not otherwise defined have the meanings given them in Article 5.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1         Aggregate Purchase Price.  The aggregate purchase price for the Shares (as defined below) shall be €2,000,000 delivered in the form of U.S. Dollars converted from Euros in the manner set forth in Section 1.2 (the “Aggregate Purchase Price”).

1.2         Payment; Closing.  On a Business Day not later than May 15, 2013 (the “Certification Date”), the Purchaser shall certify in writing to the Company the exchange rate used to convert one Euro into U.S. Dollars and the resulting Aggregate Purchase Price expressed in U.S. Dollars (which exchange rate, for the avoidance of doubt, shall be the then prevailing rate at the time of the exchange for commercial banking customers used by the bank or banks effecting such conversion for Purchaser), (the exchange rate so certified, the “Exchange Rate”).  No later than the Business Day immediately following the Certification Date, (i) the Company shall deliver the certificate representing the Applicable Number of Shares, and (ii) the parties shall deliver fully executed copies of the Registration Rights Agreement to Baker & McKenzie LLP to be held in escrow as agent for the parties. On that Business Day, not later than May 22, 2013 (the “Closing Date”), upon which (and contingent on which) the Company receives the Aggregate Purchase Price (by wire transfer to an account designated in writing to the Purchaser by the Company on the date hereof), (x) the closing of the transaction contemplated by this Agreement shall be deemed to take place (the “Closing”) and (y) in consideration of the payment of such Aggregate Purchase Price, the Company shall be deemed to have irrevocably delivered to the Purchaser the Shares, the parties shall be deemed to have irrevocably delivered to each other the Registration Rights Agreement and the parties shall be deemed to have irrevocably authorized Baker & McKenzie LLP to deliver the certificate representing the Shares to the Purchaser and executed copies of the Registration Rights Agreement to each of the parties on behalf of each of them.

1.3         Securities Issued.  For purposes hereof, “Shares” or “Preferred Stock” shall mean shares of Series C Preferred Stock issued hereunder (the terms of which will be set forth in a Certificate of Designations in substantially the form attached hereto as Exhibit A, which Certificate of Designations shall be filed by the Company not later than two Business Days prior to the Closing Date) (the Shares are also sometimes referred to herein as the “Securities”), and the “Applicable Number of Shares” shall mean a number equal to the quotient obtained by dividing (a) Aggregate Purchase Price (expressed in U.S. Dollars) divided by the product of 1.4 multiplied by $0.17771  by (b) 1,000, with the result rounded down to the nearest whole share.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the SEC Documents, the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, that:

2.1         Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business as currently conducted or proposed to be conducted as disclosed in the SEC Documents.  The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2         Authorization; Enforcement.  The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Securities) have been duly authorized by the Board and no further consent or authorization of the Company, the Board or its stockholders is required.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity.

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2.3         Capitalization.  As of May 8, 2013, the authorized capital stock of the Company consists of (a) 245,000,000 shares of Common Stock, of which 64,036,405 shares were issued and outstanding, (b) 170,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share, none of which were issued and outstanding, and (c) 4,830,000 shares of undesignated preferred stock, par value $.01 per share, none of which were issued and outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  Options to purchase an aggregate of 1,999,521 shares of Common Stock were outstanding as of May 8, 2013 and warrants to purchase an aggregate of 39,662,889 shares of Common Stock (18,846,500 issued February 20, 2013 at a current exercise price of $.15 per share of Common Stock, 1,891,000 issued February 20, 2013 at a current exercise price of $.18 per share of Common Stock and 18,925,389 issued May 25, 2011 at a current exercise price of $1.13 per share of Common Stock) were outstanding as of May 8, 2013.  Except as set forth in the immediately preceding sentence, neither the Company nor its subsidiaries has outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any of its securities or any securities or obligations convertible into or exchangeable for, or, except for (i) an arrangement to pay the Company’s Chief Executive Officer one-third of his salary in shares of Common Stock, (ii) issuance of Common Stock and options to the independent directors of the Company pursuant to the Company’s director compensation policy, and (iii) the issuance of shares of Common Stock as a Company matching contribution under the Company’s 401(k) plan, any contracts or commitments to issue or sell, or to issue or sell securities exercisable for, convertible into or exchangeable for, any of its securities.  Except for Hypulsion SAS and 968 Albany Shaker Road Associates, LLC, each of the Company’s subsidiaries are wholly owned by the Company.  The Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.

2.4        Issuance of Shares.  The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all liens, security interests, options, claims and other encumbrances, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.  Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance in all material respects with all applicable federal and state securities laws.

2.5        No Conflicts; Government Consents and Permits.

(a)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) with or without the passage of time or the giving of notice or both, violate or conflict with, or result in a breach of any provision of, or constitute a default under, or give rise to any right of termination or acceleration under, or constitute a change of control under, any agreement, indenture, or instrument to which the Company or its subsidiaries is a party or it or any of its subsidiaries is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and rules and regulations of any self-regulatory organizations to which the Company or the Company’s securities are subject) applicable to the Company or its subsidiaries is a party or it or any of its subsidiaries is bound, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b)          The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, or give any notice to, any court or governmental agency or any regulatory or self-regulatory agency in order for the Company to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) any filings required to be made under federal or state securities laws and (ii) any required filings or notifications regarding the sale, issuance or listing of additional shares with The NASDAQ Capital Market.

2.6        SEC Documents.  Since January 1, 2012, the Company has filed in a timely manner all required reports, schedules, forms, statements, and other documents with the SEC that the Company was required to file under Section 13, 14(a), and 15(d) of the Exchange Act (the “SEC Documents”).  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document none of the SEC Documents contains, and after giving effect to any such later filed SEC Documents none of the SEC Documents contains, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as disclosed in the SEC Documents, no event has occurred and no circumstance exists that has or could reasonably be expected to have a Company Material Adverse Effect.  Neither the Company nor any of its subsidiaries has any obligations or liabilities of any nature (whether known or unknown, and whether  absolute, accrued, contingent or otherwise), except (i) as disclosed or reserved against in the SEC Documents (including in the financial statements included therein), (ii) as disclosed in Schedule 2.6, and (iii) for current liabilities incurred in the ordinary course of business since December 31, 2012.

2.7        Litigation.  Except as disclosed in the SEC Documents, there are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against, relating to or involving the Company or any subsidiary of the Company or any properties or rights of the Company or any subsidiary before any court or administrative or governmental body, domestic or foreign, which if adversely determined would, individually or in the aggregate, have a Company Material Adverse Effect.

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2.8         Regulatory Compliance.  Neither the Company nor any subsidiary of the Company is in violation of, or in default in any respect under, the applicable statutes, rules, regulations, ordinances, orders or decrees of all courts and arbitral bodies and administrative or governmental bodies, agencies and authorities, domestic or foreign, having, asserting or claiming jurisdiction over any of them or over any part of their operations or assets, except for such violations and defaults which would not have, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company that:

3.1        Investment Purpose.  The Purchaser is purchasing the Securities for its own account and not with a present view toward, or for resale in connection with, the public sale or distribution thereof and does not presently have any intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except pursuant to a Rule 10b5‑1 plan with respect to shares of Common Stock issued as stock dividends, or as would not result in a violation of the Securities Act.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the Securities Act.

3.2        Information.  The Purchaser has been afforded the opportunity to ask questions of the Company regarding the Company, including without limitation, all aspects of the Company’s business, operations, financial condition, prospects, intellectual property and pending disputes.  Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Documents and the Company’s representations and warranties contained in the Agreement.

3.3        Acknowledgement of Risk.

(a)           The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative and the Purchaser should consider investing in the Company and the Securities only if the Purchaser can afford the loss of its entire investment; (ii) the Purchaser may not be able to liquidate its investment; (iii) transferability of the Securities is extremely limited; (iv) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (v) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.  The Purchaser acknowledges that risk factors related to the Company and an investment in the Company are more fully set forth in the SEC Documents and that the Purchaser has reviewed such risk factors.

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(b)          The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

3.4        Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.5        Transfer or Resale.  The Purchaser understands that:

(a)           except for registration pursuant to the Registration Rights Agreement referred to in Section 5.5 hereof, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (ii) the Securities are sold or transferred pursuant to Rule 144;

(b)          any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)           except for registration pursuant to the Registration Rights Agreement referred to in Section 5.5 hereof, neither the Company nor any other Person is under any obligation to register for resale any securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6        Legends.

(a)           The Purchaser understands the certificate or certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.  IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SECURITIES WERE ISSUED.

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3.7        Organization and Qualification.  The Purchaser is duly organized, validly existing and in good standing under the laws of France, with the corporate power and authority to conduct its business as currently conducted.

3.8        Authorization; Enforcement.  The Purchaser has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by the Purchaser’s conseil d'administration and no further consent or authorization of the Purchaser, its conseil d'administration or its stockholders is required.  This Agreement has been duly executed by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.9        No Conflicts; Government Consents and Permits.

(a)          The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation (kbis) or Bylaws (statuts) or equivalent documents or require the approval of the Purchaser’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and rules and regulations of any self-regulatory organizations to which the Purchaser is subject) applicable to the Purchaser, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Purchaser Material Adverse Effect.

(b)         The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for the Purchaser to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Securities in accordance with the terms hereof, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

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3.10     Purchaser Status.  The Purchaser acknowledges that (i) it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and (ii) is not an entity formed for the sole purpose of acquiring the Securities.

3.11     No General Solicitation or Advertising.  The Purchaser acknowledges that it is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

ARTICLE 4

RESTRICTIONS ON TRANSFER

4.1        Permitted Transferees.  Subject to Section 4.2, the Purchaser may Transfer all or any portion of its Shares to any Purchaser Party and to any other Person without restriction, provided, that such Person (each a “Permitted Transferee”) agrees in writing to be bound by this Article 4.

4.2        Restrictions on Transfer.  Notwithstanding Section 4.1 above, neither the Purchaser nor any Permitted Transferee may Transfer any of the Shares to a Competitor.

4.3        Effect of Prohibited Transfer.  If any Transfer is made or attempted contrary to the provisions of Article 4 of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which it may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any transferee as one of its stockholders for any purpose.

4.4        Exception to Transfer Restrictions.  Notwithstanding any of the restrictions on Transfer contained in Section 4.1, each Purchaser and Permitted Transferee shall be permitted to Transfer any securities of the Company beneficially owned by it pursuant to any “tender offer” (as such term is used in the Exchange Act), exchange offer, merger, business combination, restructuring, or acquisition of the Company.

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ARTICLE 5

COVENANTS OF THE COMPANY

5.1         Board Designee.  The Purchaser and the Company agree that as soon as practicable following the final adjournment of the 2013 annual meeting of the Company’s stockholders (and in no event later than July 30, 2013) but subject to this Article 5, the Board will increase the size of the Board to nine members and appoint a designee of Purchaser to fill the newly created directorship on the Board as a Class II director, whose term shall expire at Plug Power’s 2016 annual meeting of stockholders (the “Purchaser Designee”).  If, following election to the Board, any Purchaser Designee shall resign or be removed or be unable to serve for any reason prior to expiration of his term, the Purchaser shall notify the Board of a replacement Purchaser Designee and the Board shall take all necessary action to cause such replacement to be elected or appointed to fill the unexpired term of the previous Purchaser Designee.  The Company agrees that, upon expiration of the term of the Purchaser Designee, the Board shall re-nominate and use its best efforts to obtain the election of the individual serving as such Purchaser Designee (or another individual designated by the Purchaser to serve as such Purchaser Designee), but only if as of the date the Board makes its nomination decision the Purchaser Parties hold shares of Preferred Stock or collectively beneficially own shares of Common Stock representing at least (a) 5% of the total outstanding shares of Common Stock or (b) 50% of the shares of Common Stock held by the Purchaser on an as-converted basis immediately following the Closing (as adjusted for future stock splits, reverse stock splits, stock dividends, reclassifications, reorganizations, or similar events); provided that the Board shall not be required to make such re-nomination if as of the date the Board makes its nomination decision the Purchaser Parties no longer hold any shares of Preferred Stock and collectively beneficially own shares of Common Stock representing less than (x) 5% of the total outstanding shares of Common Stock and (y) 50% of the shares of Common Stock held by the Purchaser on an as-converted basis immediately following the Closing (as adjusted for future stock splits, reverse stock splits, stock dividends, reclassifications, reorganizations, or similar events).  At such time as the Purchaser Designee becomes a director of the Company, such Purchaser Designee shall agree in writing to be bound by the terms and conditions of all of the Company’s policies applicable to its directors.  Notwithstanding the foregoing, a proposed Purchaser Designee shall be subject to satisfaction of the criteria for Board membership established by the Company’s Corporate Governance Guidelines, including the director qualification criteria thereof, as determined in the reasonable and good faith discretion of the Corporate Governance and Nominating Committee of the Board and the Board in the same manner as the Corporate Governance and Nominating Committee of the Board and the Board would consider any candidate for Board membership.  For so long as the Purchaser Designee is a member of the Board pursuant to this Section 5.1, in all policies of director and officer liability insurance, the Purchaser Designee shall be named as an insured in such a manner as to provide the Purchaser Designee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors.

5.2         Board Observer.  For so long as the Purchaser Designee is a member of the Board pursuant to Section 5.1, the Purchaser shall have the right to appoint a representative of the Purchaser to attend all meetings of the Board (and all committees thereof) in a nonvoting observer capacity (“Observer”), which Observer (a) may participate in all discussions of matters brought before the Board and such committees, (b) shall be provided by the Company with copies of all notices, minutes, consents, and other documents or materials provided to the Boards and such committees and (c) in all policies of director and officer liability insurance, Observer shall be named as an insured in such a manner as to provide Observer the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors.

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5.3         Stockholders Meeting.  In the event that a proposed issuance of Common Stock required in connection with (a) the payment of any dividend on the Preferred Stock or (b) the conversion of any shares of Preferred Stock, in each case in accordance with the Certificate of Designations of Series C Redeemable Convertible Preferred Stock of the Company (the “Certificate of Designations”), would (1) constitute a “change of control” within the meaning of the Nasdaq Marketplace Rules, (2) result in the issuance of more than 19.9% of the shares of Common Stock issued and outstanding as of the date of the issuance or (3) otherwise require the Company to seek stockholder approval of such issuance (the “Nasdaq Cap”), the Company shall (x) issue the maximum number of shares of Common Stock required to be issued pursuant to the Certificate of Designations that may be issued without exceeding the Nasdaq Cap, and (y) use its best efforts to obtain approval by the Company’s stockholders of all issuances of shares of Common Stock issuable in respect of shares of Preferred Stock issued hereunder in excess of the Nasdaq Cap at the next regularly scheduled meeting of the Company’s stockholders.  If, despite such best efforts, such approval is not obtained at such meeting, the Company shall cause additional meetings of stockholders to be held every six months thereafter until such approval is obtained.

5.4         Restriction on Certain Future Issuances.  The Company does not currently have outstanding, and at any time when shares of Preferred Stock are held by any Purchaser Party, the Company shall not, without the prior written consent of the holder(s) of at least a majority of the outstanding shares of Preferred Stock, authorize, create or issue any class or series of equity security that would entitle the holder of such class or series to receive any amount prior to the payment in full of the Liquidation Preference (as defined in the Certificate of Designation) in the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event (as defined in the Certificate of Designation) following the commencement by or against the Company (and during the pendency) of any proceeding under Title 11 of the United States Code.

5.5         Registration Rights.  At the Closing, the Company and the Purchaser shall execute a Registration Rights Agreement substantially in the form of Exhibit B hereto.  The Company shall bear all expenses in connection with such Agreement and the registration of shares pursuant thereto, including any filing fees in connection therewith.

5.6         Section 203.  The restrictions set forth in Section 203 of the Delaware General Corporation Law shall be inapplicable to (i) this Agreement and the transactions contemplated hereby, including without limitation, subsequent acquisitions of the Common Stock by the Purchaser through payment-in-kind dividends on the Preferred Stock, to the extent that such transactions result in the Purchaser becoming the owner of 15% or more of the outstanding voting stock of the Company, (ii) any other transaction pursuant to which the Purchaser acquires beneficial ownership of Common Stock, the result of which is that the Purchaser becomes the owner of 15% or more of the outstanding Common Stock, and (iii) any transactions pursuant to which the Purchaser acquires beneficial ownership of Common Stock subsequent to the transactions referred to in the foregoing clauses (i) and (ii).

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ARTICLE 6

PARTICIPATION RIGHTS

6.1         Participation Right.  The Company agrees that, except as set forth in Section 6.5, so long as any shares of Preferred Stock are held by any Holder, it will not sell or issue in a capital raising transaction: (a) any shares of capital stock of the Company, (b) securities convertible into or exercisable or exchangeable for capital stock of the Company, or (c) options, warrants or rights carrying any rights to purchase or receive capital stock of the Company (a “Stock Issuance”), unless it complies with the procedures set forth in this Article 6.  In the event that the Company desires to engage in a Stock Issuance, the Company shall provide written notice (the “Issuance Notice”) to each Holder identifying the terms of the proposed Stock Issuance (including without limitation price, manner of payment, number or aggregate principal amount of securities (or a reasonably limited range of prices and numbers or amounts of securities), anticipated closing date, and all other material terms) and offering each Holder the opportunity to purchase the greater of its (x) Permitted Allocation or (y) Pro Rata Allotment (as such terms are hereinafter defined) of such securities in such Stock Issuance on terms and conditions, including price, not less favorable than those on which the Company sells such securities to a third party or parties in such Stock Issuance as described in the Issuance Notice (the “Participation Right”).

6.2        Purchaser Party Acceptance.  Each Holder shall have the right to exercise its Participation Right by giving written notice of its intent to participate (the “Participation Acceptance Notice”) to the Company within 20 days after the Issuance Notice is delivered to such Holder (the “Participation Election Period”).  Each Participation Acceptance Notice shall indicate the maximum number of securities subject thereto which the Holder wishes to purchase in the Stock Issuance and the maximum price at which the Holder would purchase such securities (in the event that a range of prices is included in the Issuance Notice) on the terms and conditions set forth in the Issuance Notice.  The Participation Acceptance Notice shall constitute a valid, legally binding and enforceable agreement of the Holder to purchase, and the Company to sell, a number of securities equal to the lesser of (a) the maximum number of securities that such Holder agreed to purchase in the Participation Acceptance Notice at the lowest price at which the Company sells such securities to any third party in the Stock Issuance and (b) the greater of such Holder’s Permitted Allocation or Pro Rata Allotment at a purchase price per security equal to the lowest price at which the Company sells such securities to any third party in the Stock Issuance (the “Stock Issuance Price”); provided that such purchase is conditioned upon and subject to (x) the Company having entered into or entering into, within 30 days after the end of the Participation Election Period, a definitive agreement with respect to the Stock Issuance and (y) the closing of the Stock Issuance at a date no later than the later of (i) 30 days after the definitive agreement relating thereto was executed (or, if later, the end of the Participation Election Period) and (ii) 10 days after the satisfaction of all stockholder approval and governmental and regulatory approval and filing requirements relating to the Stock Issuance, if any.

6.3        Allocation of Shares.  Each Holder shall have the right to purchase a portion of the securities issued in the Stock Issuance equal to the greater of (a) a number equal to the quotient obtained by dividing (i) €2,000,000 as converted to U.S Dollars as of the date immediately preceding such issuance by (ii) the Stock Issuance Price (such Holder’s “Permitted Allocation”) or (b) a number equal to the product obtained by multiplying (x) the total number of securities issued in the Stock Issuance by (y) such Holder’s Ownership Percentage as of the date of the Issuance Notice (such product being referred to herein as such Holder’s “Pro Rata Allotment”).

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6.4         Stock Issuance Closing.  At the closing of the Stock Issuance, each Holder shall pay the Stock Issuance Price for the number of securities it is purchasing, in immediately available funds by wire transfer to an account of the Company designated by the Company by notice to such Holder at least four Business Days prior to such closing, and the Company will deliver the certificates representing such securities to such Holder.  If the Company either has not (a) entered a definitive agreement with respect to the Stock Issuance within 30 days after the end of the Participation Election Period, or (b) closed the Stock Issuance by the later of (i) 30 days after the definitive agreement relating thereto was executed (or, if later, the end of the Participation Election Period) and (ii) 10 days after the satisfaction of all stockholder approval and governmental and regulatory approval and filing requirements, if any, then the Company must send a new Issuance Notice and again comply with the provisions of this Article 6 prior to effecting any Stock Issuance.

6.5         Exceptions to Participation Rights.  Notwithstanding the foregoing, the Participation Rights granted under this Article 6 shall be inapplicable with respect to (i) the issuance of shares of Common Stock, options or other awards pursuant to the Equity Incentive Plans or the issuance of shares of Common Stock upon the exercise of any awards or options granted pursuant to the Equity Incentive Plans; (ii) shares of Common Stock issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Company Securities; (iii) shares of Common Stock issued upon conversion or exercise of, or as a dividend on, any securities of the Company; (iv) shares of Common Stock issued in connection with any acquisition, merger, stock exchange or asset acquisition that is approved by the Board; (v) the issuance of Common Stock to any strategic partner, including without limitation, any supplier or developer of the Company, except to the extent that the number of shares issued pursuant to this clause (v) exceeds 10% of the shares of Common Stock (on an as converted basis) outstanding immediately following the Closing (as adjusted for future stock splits, reverse stock splits, stock dividends, reclassifications, reorganizations, or similar events); (vi) shares of Common Stock issued or issuable to any bank, financial institution or lessor pursuant to a debt financing, equipment leasing or real property leasing transaction; (vii) shares of Common Stock issued in a public offering by the Company approved by the Board; and (viii) shares of Common Stock issued in exchange for either (1) existing securities of the Company or (2) existing securities of the Company combined with other consideration.

ARTICLE 7

DEFINITIONS

7.1         “Aggregate Purchase Price” has the meaning set forth in Section 1.1.

7.2         “Agreement” has the meaning set forth in the preamble to this Agreement.

7.3         “Affiliate” means, with respect to any Person, any other Person Controlling, Controlled by or under direct or indirect common Control with such Person.

7.4         “Applicable Number of Shares” has the meaning set forth in Section 1.3.

7.5         “Board” means the Board of Directors of the Company.

7.6         “Business Day” means a day Monday through Friday on which banks are generally open for business in Boston, Massachusetts.

7.7         “Bylaws” has the meaning set forth in Section 2.3.

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7.8         “Certificate of Designations” has the meaning set forth in Section 5.3.

7.9         “Certificate of Incorporation” has the meaning set forth in Section 2.3.

7.10       “Certification Date” has the meaning set forth in Section 1.2.

7.11       “Closing” has the meaning set forth in Section 1.2.

7.12       “Closing Date” has the meaning set forth in Section 1.2.

7.13       “Common Stock” means the common stock, par value $.01 per share, of the Company.

7.14       “Company” has the meaning set forth in the preamble to this Agreement.

7.15       “Company Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform in any material respect on a timely basis its obligations pursuant to the transactions contemplated by this Agreement.

7.16       “Company Securities” shall mean, at any time, shares of (i) Common Stock, (ii) Preferred Stock, and (iii) any other equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

7.17       “Competitor” means any Person, other than a Purchaser Party, (i) for which the development, manufacture and/or sale of fuel cells accounted for at least 50% of its revenues in its most recent full fiscal year; (ii) with revenue exceeding $5,000,000 in its most recent full fiscal year and which sells fuel cell products for use in forklift trucks; (iii) with revenue in its most recent full fiscal year associated with the sale of fuel cell products equal to at least 75% of the Company’s revenue in its most recent full fiscal year; or (iv) for which at least 50% of its revenue in its most recent full fiscal year is attributable to the sale of equipment to the material handling industry; provided, however, that in the case of a proposed transfer to a Competitor that would otherwise be prohibited pursuant to this subjection (iv), the Company will not unreasonably withhold consent to the Transfer of Purchaser’s Shares.

7.18        “Control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

7.19       “Equity Incentive Plans” means all current and future equity incentive plans of the Company that are approved by the Board, including without limitation, the Company’s 2011 Stock Option and Incentive Plan, 1999 Stock Option and Incentive Plan, Employee Stock Option Plan and Non-Employee Director Compensation Plan.

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7.20       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.21       “Exchange Rate” has the meaning set forth in Section 1.2.

7.22       “Holder” means the Purchaser and any Person to which Shares have been Transferred.

7.23       “Issuance Notice” has the meaning set forth in Section 6.1.

7.24       “Nasdaq Cap” has the meaning set forth in Section 5.3.

7.25       “Observer” has the meaning set forth in Section 5.2.

7.26       “Ownership Percentage” of a Holder as of a particular date shall mean (i) the number of shares of Common Stock held by such Holder or issuable upon conversion of the shares of Preferred Stock held by such Holder as of such date divided by (ii) the number of issued and outstanding shares of Common Stock as of such date (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion, exercise or exchange of any securities that are so convertible, exercisable or exchangeable including shares of Preferred Stock).

7.27       “Parent” means Air Liquide, S.A.

7.28       “Participation Acceptance Notice” has the meaning set forth in Section 6.2.

7.29       “Participation Election Period” has the meaning set forth in Section 6.2.

7.30       “Participation Right” has the meaning set forth in Section 6.1.

7.31       “Permitted Allocation” has the meaning set forth in Section 6.3.

7.32       “Permitted Transferee” has the meaning set forth in Section 4.1.

7.33       “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.34       “Preferred Stock” has the meaning set forth in Section 1.3.

7.35       “Pro Rata Allotment” has the meaning set forth in Section 6.3.

7.36       “Purchaser” has the meaning set forth in the preamble to this Agreement.

7.37       “Purchaser Designee” has the meaning set forth in Section 5.1.

7.38       “Purchaser Material Adverse Effect” means a material adverse effect on the ability of the Purchaser to perform in any material respect on a timely basis its obligations pursuant to the transactions contemplated by this Agreement.

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7.39       “Purchaser Party” means (i) the Purchaser, (ii) any holder of Preferred Stock that is a direct or indirect wholly-owned subsidiary of Parent and (iii) any holder of Preferred Stock that is directly or indirectly Controlled by Parent.

7.40       The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the SEC.

7.41       “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.42       “SEC” means the United States Securities and Exchange Commission.

7.43       “Securities” has the meaning set forth in Section 1.3.

7.44       “SEC Documents” has the meaning set forth in Section 2.6.

7.45       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.46       “Series C Preferred Stock” means the Series C Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company.

7.47       “Shares” has the meaning set forth in Section 1.3.

7.48       “Stock Issuance” has the meaning set forth in Section 6.1.

7.49       “Stock Issuance Price” has the meaning set forth in Section 6.2.

7.50       “Transfer” of a security or other property means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of security interest in, or other disposal of such security or other property, including without limitation, by means of a transfer of the equity interests, by way of a merger or otherwise, of any Person that directly or indirectly owns such security or other property; and the term “Transferred” and “Transferring” shall have a meaning correlative to the foregoing.

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ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1         Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.2         Certain Expenses.  At the Closing, the Company shall pay the reasonable fees and expenses of the Purchaser, in an amount not to exceed, in the aggregate, $80,000.

8.3         Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party or parties.  This Agreement, once executed by a party, may be delivered to the other party or parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.4         Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.5         Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.6         Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.  Any amendment or waiver by a party effected in accordance with this Section 8.6 shall be binding upon such party, including with respect to any Securities purchased under this Agreement at the time outstanding and held by such party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

8.7         Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) provided that the recipient has provided an email address or facsimile number below, upon sending by confirmed email or facsimile transmission if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses for such communications are:

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If to the Company:	Plug Power Inc. 968 Albany Shaker Road Latham, New York 12110 Facsimile: (518) 782-9060 Attention: Andrew Marsh, Chief Executive Officer E-mail: Andy_Marsh@plugpower.com

With a copy (which shall not constitute notice) to:
Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 Facsimile: (617) 523-1231 Attention: Robert P. Whalen, Jr. E-mail: RWhalen@goodwinprocter.com

If to the Purchaser:	Air Liquide Investissements d'Avenir et de Demonstration
25 rue Marbeuf
75008 Paris
France
Facsimile: +33 1 44 43 46 48 Attention: Julien Cristiani E-mail: julien.cristiani@airliquide.com

With a copy (which shall not constitute notice) to:
Air Liquide
Group Legal Department
75 quai d’Orsay
75007 Paris
France

Each party will provide ten days’ advance written notice to the other party or parties of any change in its address.

8.8         Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser; provided, however, that no such consent shall be required in connection with any acquisition of the Company or a majority of the outstanding shares of Common Stock or a sale of all or substantially all of the assets of the Company, in each case in a single or series of related transactions, or in the case of any other assignment by operation of law.  The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, provided that the Purchaser may assign its rights and obligations under Article 6 to a transferee of any Shares without the consent of the Company.

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8.9        Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.10      Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.11      No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.12      Equitable Relief.  The Purchaser recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  The Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.13      Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein shall survive for a period of two years following the date hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLUG POWER INC.
By: /s/ Andrew Marsh Name: Andrew Marsh Title: President and Chief Executive Officer

AIR LIQUIDE INVESTISSEMENTS D’AVENIR ET DE DEMONSTRATION
By: /s/ Pierre-Etienne Franc Name: /s/ Pierre-Etienne Franc Title: Chief Executive Officer

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Exhibit A

Form of Certification of Designations

CERTIFICATE OF DESIGNATIONS

OF

SERIES C REDEEMABLE CONVERTIBLE

PREFERRED STOCK

OF

PLUG POWER INC.

PLUG POWER INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), in accordance with the provisions of Section 103 thereof,

DOES HEREBY CERTIFY:

Pursuant to the authority conferred upon the Board of Directors by the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the General Corporation Law of the State of Delaware, on May 2, 2013, the Board of Directors adopted the following resolution determining it desirable and in the best interests of the Corporation and its stockholders for the Corporation to create a series of [_________] shares of preferred stock designated as “Series C Redeemable Convertible Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation, in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series C Redeemable Convertible Preferred Stock

1.         Designation and Amount.  There shall be a series of preferred stock that shall be designated as “Series C Redeemable Convertible Preferred Stock” (the “Series C Preferred Stock”), and the number of shares initially constituting such Series shall be [_________].

2.         Dividends.

2.1         Accruing Dividend.  From and after the date of issuance of any share of Series C Preferred Stock, such share shall accumulate dividends at the rate per annum of 8% of the Series C Original Issue Price (as hereinafter defined) (the “Series C Accruing Dividends”).  For purposes hereof, the term “Series C Original Issue Price” means $248.794 per share of Series C Preferred Stock and is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series C Preferred Stock.

2.2         Calculation; Payment.  The Series C Accruing Dividends shall accumulate from day to day, whether or not earned or declared, shall be calculated on the basis of twelve 30 day months and a 360-day year, shall not be cumulative and shall be payable (and the Board of Directors shall cause the Corporation to pay), at the election of the Corporation, in cash or (subject to the last sentence of Section 2.3) in shares of Common Stock (at a per share closing sale price of Common Stock on the last trading date immediately prior to the Quarterly Dividend Payment Date (as defined below)), in equal quarterly payments on March 15, June 15, September 15 and December 15 (or if any of such days is not a Business Day (as defined below), the Business Day immediately following such day) (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date following the date of original issuance.  Any such quarterly payment shall be prorated for any partial calendar quarter based on the number of days which the Series C Accruing Dividends shall have accrued during such quarter and assuming a calendar quarter of 90 days.  For purposes hereof, the term “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are required by law, regulation or executive order to be closed.
2.3         Cap on In-Kind Dividends.  Notwithstanding the foregoing, no payment of the Series C Accruing Dividends shall result in the issuance of a number of shares of Common Stock that would (i) constitute a “change of control” within the meaning of the Nasdaq Marketplace Rules, (ii) result in the recipient thereof holding, in the aggregate, more than 19.9% of the shares of Common Stock issued and outstanding as of the date of the issuance for purposes of the Nasdaq Marketplace Rules or (iii) otherwise require the Corporation to seek stockholder approval of such issuance in order to comply with the Nasdaq Marketplace Rules.  Any dividend, to the extent it would fall within clauses (i), (ii) or (iii) above, must be paid in cash to the extent necessary to avoid falling therein.

3.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

3.1         Preferential Payments to Holders of Series C Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii)  such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”).  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 3.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
3.2        Payments to Holders of Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series C Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder, subject to the terms of other outstanding series of preferred stock of the Corporation, if any, outstanding as of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event.
3.3        Deemed Liquidation Events.
3.3.1        Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 67% of the outstanding shares of Series C Preferred Stock elect otherwise by written notice sent to the Corporation at least seven (7) days prior to the effective date of any such event:

(a)        a merger or consolidation in which

(i)        the Corporation is a constituent party or

(ii)       a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

(b)        or a sale of the Corporation,

except any such sale, merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such sale, merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such sale, merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the Corporation after its sale, (2) the surviving or resulting corporation or (3) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such sale, merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(c)        the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

3.3.2     Effecting a Deemed Liquidation Event.

(a)              The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 3.3.1(a)(i) or Subsection 3.3.1(b) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 3.1 and 3.2.

(b)              In the event of a Deemed Liquidation Event referred to in Subsection 3.3.1(a)(ii) or 3.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series C Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series C Preferred Stock, and (ii) if the holders of at least 67% of the then outstanding shares of Series C Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.  The provisions of Section 7 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series C Preferred Stock pursuant to this Subsection 3.3.2(b).

3.3.3        Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.

4.           Voting.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

5.          Optional Conversion.

The holders of the Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

5.1       Right to Convert.
5.1.1        Conversion Ratio.  On or after May 8, 2014 or, if earlier, 10 business days before any expiration of Conversion Rights under Section 5.1.2, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion.  The “Series C Conversion Price” shall initially be equal to $0.248794 per share.  Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  Notwithstanding the foregoing, no conversion of any shares of Series C Preferred Stock shall result in the issuance of a number of shares of Common Stock that would (1) constitute a “change of control” within the meaning of the Nasdaq Marketplace Rules, (2) result in the recipient thereof holding, in the aggregate, more than 19.9% of the shares of Common Stock issued and outstanding as of the date of the issuance for purposes of the Nasdaq Marketplace Rules or (3) otherwise require the Corporation to seek stockholder approval of such issuance in order to comply with the Nasdaq Marketplace Rules.  In the event that any proposed conversion would fall within clauses (1), (2) or (3), the Corporation shall (i) issue the maximum number of shares of Common Stock that may be issued without the conversion exceeding the limits in clauses (1), (2) or (3), and (ii) use its best efforts to obtain approval by the Corporation’s stockholders at the next meeting of the Corporation’s stockholders.  If, despite the Corporation’s best efforts, such approval is not obtained at such meeting, the Corporation shall cause an additional meeting of stockholders to be held within six months thereafter.
5.1.2        Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 7, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock.
5.2         Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the per share closing sale price of Common Stock on the trading date immediately prior to the date of such conversion.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder holds at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.3        Mechanics of Conversion.
5.3.1        Notice of Conversion.  In order for a holder of Series C Preferred Stock to voluntarily convert shares of Series C Preferred Stock into shares of Common Stock in accordance with Subsection 5.1.1, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series C Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series C Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Series C Preferred Stock converted.

5.3.2        Reservation of Shares.  The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will promptly take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series C Conversion Price.
5.3.3        Effect of Conversion.  All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 5.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Series C Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.
5.3.4        No Further Adjustment.  Upon any such conversion, no adjustment to the Series C Conversion Price shall be made for any declared but unpaid dividends on the Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
5.3.5        Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 5.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
5.4       Adjustments to Series C Conversion Price for Diluting Issues.
5.4.1     Special Definitions.  For purposes of this Section 5, the following definitions shall apply:

(a)           “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)          “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(c)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)          “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5.4.3 below, deemed to be issued) by the Corporation after the Series C Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)         shares of Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share, of the Company;

(ii)        shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series C Preferred Stock;

(iii)       shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 5.5, 5.6, 5.7 or 5.8;

(iv)       shares of Common Stock or Options to purchase such shares issued to employees or directors of the Corporation or any of its subsidiaries pursuant to the Corporation’s equity incentive plans;

(v)       shares of Common Stock, Options or Convertible Securities issued or issuable to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction that do not exceed an aggregate of 3,000,000 shares of Common Stock (including shares underlying (directly or indirectly) any such Options or Convertible Securities); or

(vi)      shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Corporation.

5.4.2     No Adjustment of Series C Conversion Price.  No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 67% of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
5.4.3      Deemed Issue of Additional Shares of Common Stock.

(a)           If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)          If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 5.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series C Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series C Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series C Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)          If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 5.4.4 (either because the consideration per share (determined pursuant to Subsection 5.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series C Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series C Original Issue Date), are revised after the Series C Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)          Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 5.4.4, the Series C Conversion Price shall be readjusted to such Series C Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)          If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series C Conversion Price provided for in this Subsection 5.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 5.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series C Conversion Price that would result under the terms of this Subsection 5.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series C Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

5.4.4        Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series C Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5.4.3), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  [(A + B) ÷ (A + C)].

For purposes of the foregoing formula, the following definitions shall apply:

(a)         “CP2” shall mean the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

(b)         “CP1” shall mean the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c)         “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series C Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)         “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)           “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

5.4.5      Determination of Consideration.  For purposes of this Subsection 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)        Cash and Property:  Such consideration shall:

(i)         insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)        insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)       in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)        Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)         the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

(ii)        the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

5.4.6        Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series C Conversion Price pursuant to the terms of Subsection 5.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series C Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

5.5        Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series C Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock, the Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.6        Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by a fraction:

(1)          the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)          the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

5.7        Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 2 do not apply to such dividend or distribution, then and in each such event the holders of Series C Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

5.8         Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 3.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.4, 5.6 or 5.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series C Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.
5.9         Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series C Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series C Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series C Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series C Preferred Stock.
5.10        Notice of Record Date.  In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series C Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)           of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

6.          Mandatory Conversion.

6.1         In the event that the holders of at least 67% of the outstanding shares of Series C Preferred Stock elect, pursuant to Subsection 3.3.1, that an event that would otherwise constitute a “Deemed Liquidation Event” shall not constitute a Deemed Liquidation Event for purposes of Article 3 (the date that is 10 days following the closing of such event that would otherwise constitute a Deemed Liquidation Event, absent such election, is referred to herein as the “Mandatory Conversion Date”), (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and (ii) such shares may not be reissued by the Corporation.

6.2         All holders of record of shares of Series C Preferred Stock shall be sent written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 6.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Date.  Upon receipt of such notice, each holder of shares of Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series C Preferred Stock converted pursuant to Subsection 6.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate on the Mandatory Conversion Date (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 6.2.  As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series C Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 5.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series C Preferred Stock converted.  Such converted Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

7.           Redemption.

7.1         General.  The Series C Preferred Stock may not be redeemed by the Corporation until May 8, 2016 (the “Redemption Eligibility Date”).  After the Redemption Eligibility Date, the Series C Preferred Stock shall be redeemed by the Corporation upon the election of either the holders of the Series C Preferred Stock or the Corporation as provided in this Article VII.
7.2         Redemption at Election of the Holders.  Unless prohibited by Delaware law governing distributions to stockholders, on or after the Redemption Eligibility Date, shares of Series C Preferred Stock shall be redeemed by the Corporation at a price equal to the Series C Original Issue Price per share, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Holder Election Redemption Price”), such redemption to be effected not more than 45 days after receipt by the Corporation, at any time on or after the Redemption Eligibility Date, from the holders of at least 67% of the then outstanding shares of Series C Preferred Stock of written notice requesting redemption of all shares of Series C Preferred Stock (the “Redemption Request”).
7.3         Redemption at Election of the Corporation.  Unless prohibited by Delaware law governing distributions to stockholders, on or after the Redemption Eligibility Date, shares of Series C Preferred Stock may be redeemed by the Corporation, such redemption to be effected not more than 45 days after issuance by the Corporation, at any time on or after the Redemption Eligibility Date, to the holders of the then outstanding shares of Series C Preferred Stock, of written notice demanding redemption of all shares of Series C Preferred Stock (the “Redemption Directive”).  The redemption price for shares of Series C Preferred Stock redeemed pursuant to a Redemption Directive shall be a per share price equal to the greater of (i) the Series C Original Issue Price per share, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) the Fair Market Value (determined in the manner set forth below) of a single share of Series C Preferred Stock as of the date of the Redemption Directive (the “Corporation Election Redemption Price”). For purposes of this Subsection 7.3, the Fair Market Value of a single share of Series C Preferred Stock shall be the value of a single share of Series C Preferred Stock expressed as the product obtained by multiplying (x) the number of shares of Common Stock into which the one share of Series C Preferred Stock would have converted pursuant to Article V as of Redemption Date by (y) the per share closing sale price of Common Stock on the last trading date immediately prior to the date of the Redemption Notice referred to in Section 7.5.

7.4         Redemption.  The date that the redemption described in either a Redemption Request or a Redemption Directive, as applicable, is effected shall be referred to as a “Redemption Date”.  On the Redemption Date, the Corporation shall redeem the number of outstanding shares of Series C Preferred Stock set forth in the Redemption Notice on a pro rata basis in accordance with the number of shares of Series C Preferred Stock owned by each holder thereof.  If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series C Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.
7.5         Redemption Notice.  Upon (a) receipt of a Redemption Request or (b) issuance of a Redemption Directive, the Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series C Preferred Stock not less than 30 days prior to the Redemption Date.  Each Redemption Notice shall state:

(a)           the number of shares of Series C Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)           the Redemption Date and the Holder Election Redemption Price or the Corporation Election Redemption Price, as applicable;

(c)           the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 5.1); and

(d)           that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

7.6         Surrender of Certificates; Payment.  On or before the Redemption Date, each holder of shares of Series C Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 5, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Holder Election Redemption Price or the Corporation Election Redemption Price, as applicable, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series C Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series C Preferred Stock shall promptly be issued to such holder.

7.7         Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Holder Election Redemption Price or the Corporation Election Redemption Price, as applicable, payable upon redemption of the shares of Series C Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series C Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Holder Election Redemption Price or the Corporation Election Redemption Price, as applicable, without interest upon surrender of their certificate or certificates therefor.

8.           Redeemed or Otherwise Acquired Shares.  Any shares of Series C Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series C Preferred Stock following redemption.

9.           Waiver.  Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least 67% of the shares of Series C Preferred Stock then outstanding.

10.         Notices.  Any notice required or permitted by the provisions of this Certificate of Designations to be given to a holder of shares of Series C Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

11.         Amendment.  At any time any shares of Series C Preferred Stock are outstanding, the Certificate of Incorporation and the foregoing Sections 1 through 9, inclusive, and this Section 11 of this Certificate of Designations shall not be amended in any manner, including by merger, consolidation or otherwise, which would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 67% of the outstanding shares of Series C Preferred Stock, voting separately as a class.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ___ day of May, 2013.

PLUG POWER INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

Exhibit B

Form of Registration Rights Agreement

EXHIBIT B

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May [__], 2013 by and between Plug Power Inc., a Delaware corporation (the “Company”), and Air Liquide Investissements d'Avenir et de Demonstration, a company incorporated under the laws of France (“Initial Holder”), each of which is sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of May 8, 2013, by and between the Company and Initial Holder (the “Securities Purchase Agreement”), Initial Holder shall acquire [_____] shares (the “Shares”) of the Company’s Series C Redeemable Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”); and

WHEREAS, in connection with Initial Holder’s investment pursuant to the Securities Purchase Agreement, the Company agreed to provide certain rights to Initial Holder to cause the resale of the shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), issuable upon conversion of the Shares to be registered pursuant to the Securities Act (as defined below); and

WHEREAS, the Parties desire to set forth their rights and obligations relating to the registration of the resale of the Registrable Securities (as defined below) pursuant to the Securities Act;

AGREEMENT

NOW, THEREFORE, in consideration of the purchase of the Shares by Initial Holder pursuant to the Securities Purchase Agreement, and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.            Definitions.  As used in this Agreement the following capitalized terms shall have the following meanings. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement:

“Affiliate” shall have the meaning set forth in the Securities Purchase Agreement.

“Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Business Day” shall have the meaning set forth in the Securities Purchase Agreement.

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“Charter” shall mean the Company’s Amended and Restated Certificate of Incorporation as amended and in effect as of the date hereof, including the Certificate of Designations creating the Series C Preferred Stock, as amended from time to time.

“Closing Date” shall have the meaning set forth in the Stock Purchase Agreement.

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the recitals of this Agreement.

“Company Offering” shall have the meaning set forth in Section 3.4 hereof.

“Effectiveness Period” shall mean the period of time commencing on the date the SEC declares the Resale Shelf Registration Statement effective and ending on the Termination Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” shall mean Initial Holder and any subsequent transferee of Registrable Securities as permitted by Section 11, at such times as such Persons shall own Registrable Securities.

“Indemnitee” shall have the meaning set forth in Section 7 hereof.

“Initial Holder” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“NASDAQ” shall mean the National Association of Securities Dealers Automated Quotations.

“Offering Blackout Period” shall have the meaning set forth in Section 3.4 hereof.

“Person” shall have the meaning set forth in the Securities Purchase Agreement.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein and excluding all “free writing prospectuses” as defined in Rule 405 of the Securities Act.

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“Registrable Securities” shall mean all shares of Common Stock issued or issuable upon conversion of the Shares or as a payment-in-kind dividend on the Shares, and any shares of Common Stock or other securities issued or issuable in respect of Registrable Securities by way of spin-off, dividend, distribution, stock split or in connection with a combination of shares, reclassification, merger, consolidation or reorganization; provided, however, that Registrable Securities shall not include (i) any securities for which a Registration Statement relating to the sale thereof has become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) any securities sold pursuant to Rule 144, or (iii) any securities held by a person whose registration rights pursuant to this Agreement have terminated pursuant to Section 5.

“Registration Statement” shall mean any registration statement of the Company which covers the resale of any of the Registrable Securities under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference.

“Resale Shelf Registration Statement” shall have the meaning set forth in Section 2.1 hereof.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Selling Holder” shall mean, with respect to a specified Registration Statement pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

“Series C Preferred Stock” shall have the meaning set forth in the recitals of this Agreement.

“Shares” shall have the meaning set forth in the recitals of this Agreement.

“Suspension Event” shall have the meaning set forth in Section 3.3 hereof.

“Suspension Event Certificate” shall have the meaning set forth in Section 3.3 hereof.

“Termination Date” shall mean the earlier of (a) the date on which the registration rights of all Persons pursuant to this Agreement have terminated pursuant to Section 5 or (b) the date the Company is acquired in a transaction approved by the Company’s Board of Directors (including, without limitation, through a merger, consolidation, stock purchase, or sale of all or substantially all of the Company’s assets).

2.           Resale Shelf Registration Rights.

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2.1         Registration Statement Covering Resale of Registrable Securities.  Not later than May 31, 2013, the Company shall file with the SEC a shelf registration statement on Form S-3 pursuant to Rule 415 under the Securities Act covering all of the Registrable Securities registering the resale on a delayed or continuous basis of all such Registrable Securities by the Holders (a “Resale Shelf Registration Statement”).  The Company shall use its best efforts to have the Resale Shelf Registration Statement declared effective under the Securities Act as expeditiously as reasonably practicable following the filing of the Resale Shelf Registration Statement.  The Company agrees to use its best efforts to maintain the effectiveness of the Resale Shelf Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements during the Effectiveness Period; provided that the effectiveness of the Resale Shelf Registration Statement need not be maintained for the purposes of registering the resale of securities that no longer constitute Registrable Securities or at any time when the Company is not eligible to file a registration statement on Form S-3 (or any similar or successor form) for the purpose of registering the resale of the Registrable Securities.  If, during the Effectiveness Period, the Company becomes eligible to file a registration statement on Form S-3 (or any similar or successor form) for the purpose of registering the resale of the Registrable Securities at any time when a Resale Shelf Registration Statement is not effective, the Company, shall promptly file a Resale Shelf Registration Statement and use best efforts to have such Resale Registration Statement become effective as expeditiously as reasonably practicable in accordance with the procedures described above.

2.2         Notification and Distribution of Materials.  The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to the Holders, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.3         Amendments and Supplements.  Subject to the provisions of Section 2.1 above, the Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.4         Notice of Certain Events.  The Company shall promptly notify the Holders in writing of any request by the SEC for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto).  The Company shall promptly notify each Holder in writing of the filing of the Resale Shelf Registration Statement (or the Prospectus relating thereto), or any amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

3.           Suspension of Registration Requirement; Market Standstill.

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3.1         The Company shall promptly notify each Holder in writing of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder’s Registrable Securities or the initiation of any proceedings for that purpose.  The Company shall use best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement as promptly as reasonably possible and promptly notify in writing each Holder of Registrable Securities covered by such registration statement of the withdrawal of any such order.

3.2         At any time when a Prospectus relating to a Registration Statement is required to be delivered under the Securities Act to a transferee, the Company shall immediately notify each Selling Holder (A) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) in such event, to suspend sales of Registrable Securities, and each Selling Holder will refrain from selling any Registrable Securities pursuant to such Registration Statement until the Selling Holders are advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.  In such event, unless such event constitutes a Suspension Event (as defined below), the Company shall promptly, and in any event within 5 Business Days, prepare and file a supplement to or an amendment of such Prospectus as may be necessary so that, as supplemented or amended, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Company shall, if necessary, promptly, and in any event within 5 Business Days, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.  The Company shall promptly notify the Selling Holders in writing when the current Prospectus may be used.

3.3         Subject to the terms of Section 4 below, the Company’s obligation under this Agreement to file, amend or supplement a Registration Statement, or to cause a Registration Statement, or any filings with any state securities commission, to become effective shall be deferred, for one or more reasonable periods, each of which may not exceed 30 days, if the Board of Directors of the Company determines in good faith that such deferral is in the best interest of the Company and its stockholders in order to avoid the disclosure of information not otherwise then required by law (in the absence of a registration or sales thereunder) to be publicly disclosed (such circumstances being hereinafter referred to as a “Suspension Event”).  The Company shall notify the Holders of the existence of any Suspension Event by promptly delivering to each Holder a certificate signed by an executive officer of the Company (“Suspension Event Certificate”) stating that a Suspension Event has occurred and is continuing and setting forth the duration of such Suspension Event (not to exceed 30 days from delivery of the Suspension Event Certificate), or if such duration is not known, the anticipated duration of such Suspension Event (not to exceed 30 days from the delivery of the Suspension Event Certificate).  If the Suspension Event Certificate does not set forth a definitive duration of the Suspension event, then upon the earlier of (i) 30 days following delivery of the Suspension Event Certificate or (ii) the conclusion of the Suspension Event, the Company shall notify the Holders in writing of the termination of the Suspension Event.

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3.4         Subject to the terms of Section 4 below, each Holder of Registrable Securities agrees, if requested by the managing underwriter or underwriters in a Company‑initiated underwritten offering (each, a “Company Offering”), not to effect any public sale or distribution of any of the Registrable Securities during an Offering Blackout Period, provided that the Company is actively employing in good faith best efforts to cause the registration statement associated with such Offering Blackout Period to be effective, if it has not already become effective.  The Company shall use best efforts to give written notice to each Holder of any Offering Blackout Period at least 15 days prior to the commencement of the Offering Blackout Period; provided, however, that if the Company is unable to provide 15 days advance notice of the commencement of the Offering Blackout Period, the Company shall provide as much notice as reasonably possible, and provided further that the failure to timely provide such notice shall not in any way prohibit the commencement of an Offering Blackout Period.  The “Offering Blackout Period” shall commence on a date set by the Company, which shall be no earlier than the 5th day preceding the anticipated date of pricing of such Company Offering, and shall end on the 45th day, or such sooner date as is requested by the managing underwriter or underwriters in such Company Offering, after the closing date of such Company Offering.

4.          Limitations on Suspension/Blackout Periods.  Notwithstanding anything herein to the contrary, the Company covenants and agrees that (a) the Company’s rights to defer certain of its obligations pursuant to Section 3.3 during the pendency of any Suspension Event, and (b) the Holders’ obligation to suspend public sales of Registrable Securities pursuant to Section 3.4 during one or more Offering Blackout Periods, shall not, in the aggregate, cause the Holders to be required to suspend sales of Registrable Securities or relieve the Company of its obligation to file a Registration Statement for longer than 60 days during any 12-month period.

5.          Termination of Registration Rights.  The rights granted pursuant to Section 2 shall terminate, as to any Holder, at such time at which all Registrable Securities held by such Holder can be sold in any three-month period without registration in compliance with Rule 144.

6.          State Securities Laws and Sale Procedures.

6.1         The Company shall use its best efforts to file documents required of the Company for normal blue sky clearance in states specified in writing by the Holders; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

6.2         Each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act or as contemplated in a Registration Statement.

6.3         In the event of a sale of Registrable Securities by the Holder, unless such requirement is waived by the Company in writing, the Holder must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that the Registrable Securities may be properly transferred.

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7.             Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Holders and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act, and each other Person, if any, subject to liability because of his, her or its connection with a Holder (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs, and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon (i) any violation (or alleged violation) by the Company of the Securities Act, the Exchange Act or state securities laws and relating to action or inaction required of the Company under the terms of this Agreement or in connection with any Registration Statement or Prospectus; (ii) any untrue (or alleged untrue) statement of material fact contained in any Registration Statement or any Prospectus; or (iii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (a) an untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company for use in connection with such Registration Statement or the Prospectus contained therein by such Indemnitee, (b) any Holder’s failure to send or give a copy of the final, amended or supplemented prospectus furnished to the Holders by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final, amended or supplemented Prospectus, or (c) an untrue statement or alleged untrue statement contained in any offer made by a Holder relating to the Registrable Securities that constitutes a “free writing prospectus” as defined in Rule 405 of the Securities Act.

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8.            Covenants of the Holder.  Each of the Holders hereby agrees (i) to cooperate with the Company and to furnish to the Company the information concerning such Holder, its plan of distribution and its ownership interests in securities of the Company in connection with the preparation of a Registration Statement or Prospectus with respect to such Holder’s Registrable Securities and any filings with any state securities commissions as the Company may reasonably request (and to promptly notify the Company of any material changes in such information set forth in a Registration Statement prior to and during the effectiveness of such Registration Statement), (ii) that it will not make any offer relating to the Registrable Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, and (iii) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (A) any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with information regarding such Holder or its plan of distribution or its ownership interests, which was furnished to the Company in writing by such Holder for use therein, or (B) an untrue statement or alleged untrue statement contained in any offer made by such Holder relating to the Registrable Securities that constitutes a “free writing prospectus” as defined in Rule 405 of the Securities Act.

9.            Indemnification Procedures.  Any Person entitled to indemnification under this Agreement shall promptly notify the indemnifying party in writing of the commencement of any action or proceeding of which such Person has actual knowledge and with respect to which a claim for indemnification may be made hereunder, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except and only to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses (provided that in connection with such assumption the indemnifying parties provide the indemnified parties a full release of any costs or other expenses in connection therewith), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (a) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 15 Business Days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (b) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor, in which case the indemnifying party shall pay or reimburse such legal or other expenses as they are incurred.  No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (iii) does not and is not likely to materially adversely affect the indemnified party.

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10.         Expenses.  The Company shall bear all expenses incurred in connection with the registration of the Registrable Securities pursuant to Section 2 hereof.

11.         Transfer of Registration Rights.  The rights of a Holder under this Agreement may be transferred by a Holder to a transferee who acquires Registrable Securities equal to at least 2% of the outstanding shares of Common Stock the Company as of the date immediately preceding such transfer, provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in the form attached hereto as Exhibit B (an “Addendum Agreement”), and the transferor shall have delivered to the Company, no later than 30 days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred.  The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

12.         No Other Obligation to Register.  Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Securities under the Securities Act.

13.         Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to (a) make and keep adequate current public information available pursuant to paragraph (c) of Rule 144 and (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

14.         Notices.  All notices, requests, consents and other communications hereunder shall be in writing, in English, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by a recognized international express courier service or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after timely delivery to such carrier, (iii) if delivered by a recognized international express courier service, two (2) Business Days after timely delivery to such carrier, (iv) provided that the recipient has provided a facsimile number below, if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this Section 15:

if to the Company, to:

Plug Power Inc.

968 Albany Shaker Road,

Latham, New York 12110

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Attention:  General Counsel
Facsimile:  (518) 782-7884

with a copy (which shall not constitute notice) to:

Goodwin Procter  LLP

Exchange Place

Boston, Massachusetts 02109

Attention: Robert P. Whalen, Jr.

Facsimile:  (617) 532-1231

if to the Holder, to:

Air Liquide Investissements d'Avenir et de Demonstration

25 rue Marbeuf

75008 Paris

France

Attention: Julien Cristiani

Facsimile: +33 1 44 43 46 48

Email: julien.cristiani@airliquide.com

with a copy (which shall not constitute notice) to:

Air Liquide

Group Legal Department

75 quai d’Orsay

75007 Paris

France

In the event of transfer of Registrable Securities, notices given pursuant to this Agreement to a subsequent Holder shall be delivered to the relevant address specified in the relevant agreement in the form of Exhibit B whereby such Holder became bound by the provisions of this Agreement.

15.       Amendments; Waiver.  Except as permitted by Section 11, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Holders owning Registrable Securities possessing 67% in number of the Registrable Securities then outstanding.  Any waiver of a provision of this Agreement must be in writing and executed by the Party against whom enforcement of such waiver is sought.

16.       Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

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17.       Entire Agreement; Severability.  This Agreement and the Securities Purchase Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof.  If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18.       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

19.       Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party.

20.       Drafting Conventions; No Construction Against the Drafter.

20.1          The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include”, “includes” and “including” are to be read as if they were followed by the phrase “without limitation”.  Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement.  Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations.  If any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day.

20.2          The Parties have participated jointly with their respective counsel in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the Parties and there is to be no presumption or burden of proof favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

PLUG POWER INC.

By:

        Name:

        Title:

AIR LIQUIDE INVESTISSEMENTS D’AVENIR ET DE DEMONSTRATION

By: ____________________________

       Name:

       Title:

[REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

EXHIBIT A

PLUG POWER INC.

CERTIFICATE OF SUBSEQUENT SALE

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch St., Suite 1300

Philadelphia, PA 19103

RE:      Sale of Shares of Common Stock of Plug Power Inc. (the “Company”) pursuant to the Company’s Prospectus dated _______________, 2013 (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus.

Selling Shareholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND.  Further, you should place a stop transfer on your records with regard to such certificate.

Dated:	Very truly yours,
By:
Print Name:
Title:

cc:  Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110; Attention: Corporate Secretary

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EXHIBIT B

AGREEMENT TO BE BOUND

BY THE REGISTRATION RIGHTS AGREEMENT

The undersigned, being the transferee of _________ shares of Registrable Securities (as defined in the Registration Rights Agreement between Plug Power Inc. (the “Company”) and Air Liquide Investissements d'Avenir et de Demonstration, dated [May __,] 2013 (the “Registration Rights Agreement”)), as a condition to the receipt of such Registrable Securities, acknowledges that matters pertaining to the registration of the resale of such Registrable Securities is governed by the Registration Rights Agreement and the undersigned hereby: (1) acknowledges receipt of a copy of the Registration Rights Agreement, and (2) agrees to be bound as a Holder and a Party by the terms of the Registration Rights Agreement, as the same has been or may be amended from time to time.

Agreed to this ____ day of ______, 201__.

[Transferee Name]

By:
Name:
Title:

Address:

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